CONTACTS:   JERRY B. HOOK, PH.D.          RONALD H. SPAIR
            PRESIDENT & CEO               VICE PRESIDENT & CFO
            SPARTA PHARMACEUTICALS, INC.  SPARTA PHARMACEUTICALS, INC.
            215/442-1700, EXT. 205        215/442-1700, EXT. 207


FOR IMMEDIATE RELEASE


  SPARTA PHARMACEUTICALS, INC. ANNOUNCES THE APPOINTMENT OF DR. COLIN BIER TO
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                             THE BOARD OF DIRECTORS
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                HORSHAM, PA, SEPTEMBER 24, 1996 -- SPARTA PHARMACEUTICALS, INC.
(NASDAQ:SPTA, SPTAU, SPTAW AND SPTAZ) announced today the appointment of Dr. Colin Bier to Sparta's Board of Directors.

                Dr. Bier is Managing Director of ABA BioResearch, an independent bioregulatory consulting firm. He is a leading authority on toxicology, pharmaceutical and biotechnology regulatory and strategic development. Dr. Bier has extensive management experience in the biomedical sector having consulted, managed and been affiliated with numerous important biotechnology enterprises, and he serves as a director of several private companies and the following publicly traded pharmaceutical biotechnology companies: NYMOX Corporation, Boston Life Sciences, Maxim Pharmaceuticals and IAF Biochem Pharma. He received a B.A. from Sir George Williams University (Montreal), an M.Sc. in Physiology and Immunology from Long Island University and a Ph.D. in Pathology and Toxicology from Colorado State University.


                Sparta Pharmaceuticals, Inc. is a development stage pharmaceutical company engaged in the business of acquiring the rights to, and developing for commercialization, technologies and drugs for the treatment of life threatening diseases, including cancer, cardiovascular disorders and acute inflammatory diseases.